[PEPPER, HAMILTON & SCHEETZ LETTERHEAD]



                                                             September 11, 1996



XLConnect Solutions, Inc.
411 Eagleview Boulevard
Exton, PA  19341

Dear Gentlemen:

                  We have acted as counsel to XLConnect Solutions, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement of the Company on Form S-1 (No. 333-08735), as amended, (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed issuance and sale by the Company to the public of 2,900,000 shares of the Company's common stock, par value $.01 per share (the "Firm Shares"), as well as the issuance and sale by the Company of up to an additional 430,000 shares of the Company's common stock, par value $.01 per share (the "Option Shares"), to cover over-allotments.

                  In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-Laws of the Company, as amended to date, resolutions of the Company's Board of Directors and Shareholder and such other documents and corporate records relating to the Company and the proposed issuance and sale of the Firm Shares and Option Shares as we have deemed appropriate. The opinion expressed herein is based exclusively on the applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended ("PBCL"), in effect on the date hereof.

                  On the basis of the foregoing, we are of the opinion that the Firm Shares and the Option Shares, when issued and sold in accordance with the Underwriting Agreement attached as an exhibit to the Registration Statement, will be validly issued, fully paid and non-assessable under the PBCL.



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XLConnect Solutions, Inc.
September 11, 1996
Page 2


                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,



                                           PEPPER, HAMILTON & SCHEETZ